EXHIBIT 10.2


              Herley Announces Election of John Thonet as Chairman

January 12, 2010

LANCASTER, Pa., January 12 /PRNewswire-FirstCall/ -- Herley Industries, Inc. (Nasdaq: HRLY) announced today that John A. Thonet has succeeded David H. Lieberman as Chairman of the Board. Mr. Lieberman was appointed to the Company's Board of Directors on July 22, 2009 and elected as an executive officer of the Company, serving in the capacity as Chairman of the Board. As an attorney, officer and director, Mr. Lieberman has provided services to the Company for over 35 years. Having fulfilled various initiatives, the Company and Mr. Lieberman determined that it would be in their mutual best-interests for the Company to transition to a new Chairman of the Board and for Mr. Lieberman to transition back as counsel to the Company as well as being able to engage in other business opportunities. During his tenure as Chairman, Mr. Lieberman was able to achieve results which exceeded the Company's expectations with respect to both the benefits to the Company and the time period during which these benefits were able to be realized.

Mr. Thonet has been a director of the Company since 1991 and has served as Secretary of the Corporation. Mr. Thonet has been determined by the Board to be an independent director under NASDAQ's listing rules. Mr. Thonet is the President of Thonet Associates, Inc., a consulting firm that he founded in 1980, specializing in environmental planning and engineering design for land development projects and land use planning programs. Mr. Thonet holds BS and MS degrees in Forest Engineering from the SUNY College of Environmental Science and Forestry at Syracuse. He is a licensed professional engineer in New Jersey, Massachusetts, Pennsylvania, Michigan and West Virginia and is a licensed professional planner in New Jersey.

Mr. Lieberman commented: "I am honored to have served as Chairman of Herley during this important transition period and am very pleased with the appointment of John Thonet as my successor. John has displayed excellent leadership qualities as a director and he will be receiving my full support".

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 1,000 employees. Additional information about the Company can be found on the internet at www.herley.com.

For information at Herley contact:

Peg Guzzetti                           Tel: (717) 397-2777
Investor Relations                     www.herley.com

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. Forward-looking statements involve various important assumptions, risks, uncertainties and other factors which could cause our actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this discussion can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "plan," "intend," "may," "should" or the negative of these terms or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievement. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, cancellation or deferral of customer orders, technological change or difficulties, difficulties in the timely development of new products, difficulties in manufacturing, commercialization and trade difficulties and current economic conditions, including the potential for significant changes in U.S. defense spending under the new Administration which could affect future funding of programs and allocations within the budget to various programs as well as the factors set forth in this report and in our public filings with the Securities and Exchange Commission.